Exhibit 99.2

ASSET PURCHASE AGREEMENT

AMONGST

PRECIS, INC.

FORESIGHT, INC.

AND

BENEFIT MARKETING SOLUTIONS, LLC

EFFECTIVE DECEMBER 1, 2005

ASSET PURCHASE AGREEMENT

TABLE OF CONTENTS

SCHEDULES

Company Disclosure Schedule

Buyer’s Disclosure Schedule

EXHIBITS

Appendix A – List and Description of Assets

Appendix B – List and Description of Assumed Liabilities

Appendix C – Assignment and Assumption Agreement

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated to be effective as of December 1, 2005 (this “Agreement”), is amongst PRECIS, INC., an Oklahoma corporation (“Precis”), Foresight, Inc., an Oklahoma corporation and wholly-owned subsidiary of Precis (“Seller”) and Benefit Marketing Solutions, LLC, an Oklahoma limited liability company (“Buyer”).  Collectively, Buyer, Seller and Buyer, shall be referred to as the “Parties” or individually the “Party.”

RECITALS

1.  Seller desires to sell and assign and Buyer desires to purchase (the “Asset Purchase and Sale”), the assets listed and identified on Appendix A (the “Subject Assets”) utilized in the conduct of the wholesale membership benefit administration business of Seller (the “Foresight Club Business”) as of the date of this Agreement and assume the liabilities listed and identified on Appendix B (the “Assumed Liabilities”) as a portion of the purchase price of the Subject Assets.

2.  Each of the Board of Directors of Buyer and Seller has approved and adopted, and, through their respective duly authorized officers, each of Buyer, Buyer and Seller have executed, this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each Party agrees as follows:

ARTICLE I

SALE AND PURCHASE OF SUBJECT ASSETS

AND ASSUMPTION OF ASSUMED LIABILITIES

1.1  Sale and Purchase of Subject Assets and Assumption of Assumed Liabilities.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, at Closing (as defined in Section 1.4) Seller shall sell, assign, convey, set over, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept, all right, title and interest of Seller in the Subject Assets, as more fully described on Appendix A, free and clear of any Encumbrance (as defined in Section 5.3) other than an Assumed Liability, against receipt of the consideration paid, liabilities assumed and deliveries made at Closing by the respective Parties, as provided under, and contemplated by, this Agreement.

1.2  Purchase Price of Subject Assets.  The purchase price of Subject Assets (the “Asset Purchase Price”) shall be payable in accordance with and subject to limitations and conditions set forth in this Section 1.2 as follows:

1.2.1 Payments and Liability Assumptions.  Buyer shall pay and deliver to Seller the following:

1.2.1.1 Cash Payment.  The sum of $475,000 in immediately available funds;

1.2.1.3 Assumption of Liabilities.  Assumption of the Assumed Liabilities pursuant to the Assignment and Assumption Agreement attached to this Agreement as Appendix C;

1.3  Deliveries and Exchanges.  At Closing, the parties shall, pursuant to this Agreement, make the deliveries and payments as follows:

1.3.1 Buyer’s Deliveries.  At Closing (as defined in Section 1.4), Buyer shall deliver to Seller, pursuant to and in accordance with the written instructions and directions signed or executed by Seller,

(i) the payment required pursuant to Section 1.2.1.1,

(ii) the executed Assignment and Assumption Agreement attached to this Agreement as Appendix C.

1.3.2 Seller’s Deliveries.  At Closing (as defined in Section 1.4), Seller shall make the following deliveries to Buyer against payment and delivery of the Asset Purchase Price:

(i) the executed Assignment and Assumption Agreement attached to this Agreement as Appendix C.

1.4  The Closing and Closing Date.  Subject to the terms and conditions of this Agreement, the transactions contemplated under this Agreement shall be closed (the “Closing”) at the offices of Seller in Grand Prairie, Texas, at 5:00 p.m. local time on December 8, 2005 or at other place and on such other time and date as the Parties shall agree (the “Closing Date”).  All transactions contemplated under this Agreement shall be deemed effective as of December 1, 2005.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF
SELLER

Seller and Precis each represents and warrants to Buyer that the representations, warranties, statements made in this Article II are true and correct as of the date of this Agreement and will be true and correct at Closing, except as specifically set forth in the schedules delivered by Seller to Buyer and attached to this Agreement (the “Seller’s Disclosure Schedule”); provided, however, any disclosure made with reference to one or more sections of Seller’s Disclosure Schedule shall be deemed disclosed with respect to each other Section of this Agreement as to which such disclosure is relevant provided that such relevance is reasonably apparent.  Disclosure of any matter in Seller’s Disclosure Schedule shall not be deemed an admission that such matter is material.  Seller and Precis each represents and warrants to Buyer as of the date of this Agreement and at Closing as follows:

2.1  Corporate Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.  Seller has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is being conducted on the date of this Agreement.

2.2  Authorization; Execution and Delivery.  Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the Asset Purchase and Sale and other transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of Seller.  This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligations of Seller, fully enforceable against Seller in accordance with the terms of this Agreement.

2.3  Governmental Approvals and Filings.  No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit Seller to consummate the Asset Purchase and Sale or perform its obligations under this Agreement or (b) to prevent the termination of, or Material Adverse Effect on, any governmental right, privilege, authority, franchise, license, permit or certificate (collectively “Governmental Licenses”) of Seller to enable Buyer to acquire, own, operate and lease the Subject Assets, or to prevent any material loss or disadvantage to the Foresight Club Business, by reason of the Asset Purchase and Sale, except as set forth in Section 2.3 of Seller’s Disclosure Schedule.

2.4  No Conflict.  Subject to compliance with the Governmental Licenses described in Section 2.4 of Seller’s Disclosure Schedules and obtaining the other consents and waivers that are set forth and described in Section 2.4 of Seller’s Disclosure Schedule (the “Private Consents”), neither the execution, delivery and performance of this Agreement by Seller, nor the consummation by Seller of the Asset Purchase and Sale and the other transactions contemplated in this Agreement, will

(i) conflict with, or result in a breach or violation of, any provision of the Articles or Certificate of Incorporation (or similar organizational document) or bylaws of Seller;

(ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any Encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which or any of the Subject Assets are subject or constitute in whole or part;

(iii) give rise to a declaration or imposition of any Encumbrance upon the Subject Assets; or

(iv) impair the Foresight Club Business or adversely affect any Governmental License necessary to enable Buyer to carry on the Foresight Club Business as conducted by Seller immediately prior to Closing, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

2.5  Financial Statements; Absence of Undisclosed Liabilities; Receivables.  Seller has previously delivered to Buyer complete and correct copies of the following: the statement of income and selected balance sheet information of the Foresight Club Business at September 30, 2005 (the “Financial Statement Date”) and projected revenue and contribution of the Foresight Club Business through December 31, 2005 (collectively referred to as the “Seller Financial Statements”), all of which fairly present in all material respects the financial condition of the Foresight Club Business as the Financial Statement Date.  The statement of income representing in part Seller Financial Statements does not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified in the statements of income and related notes.  Except as and to the extent reflected or reserved against on the Seller Financial Statements, and except for liabilities which will not have a Material Adverse Effect, Seller did not have, as of the Financial Statement Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on the Seller Financial Statements, as prepared.

2.6 No Material Change. Since the Financial Statement Date, there has been no material adverse change or changes in the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of the Foresight Club Business, taken as a whole, and no event has occurred that is reasonably likely to cause any such change or changes (in the aggregate) to have a Material Adverse Effect.

2.7. Absence of Changes.  Except as disclosed in Seller Financial Statements, since the Financial Statement Date, Seller has conducted the Foresight Club Business only in the ordinary course of business, and has not:

(i)  sold, transferred, leased to others or otherwise disposed of any of the Subject Assets;

(ii)  terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License, or suffered any damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on the Foresight Club Business;

(iii)  entered into any transaction, contract or commitment other than in the ordinary course of business of the Foresight Club Business;

(iv)  changed any accounting practices, policies or procedures utilized in the preparation of the Seller Financial Statements (including procedures with respect to revenue recognition, payment of accounts payable or collection of accounts receivable); or

(v)  entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (i) through (iv) of this Section 2.7.

2.8  Title to Subject Assets.  Except as set forth in Section 2.8 of Seller’s Disclosure Schedule, Seller has good and indefeasible title to the Subject Assets, free and clear of all Encumbrances, except those Encumbrances that secure the Assumed Liabilities.

2.9  Compliance with Laws; Legal Proceedings.

2.9.1 Legal Compliance.  Seller is not in violation of, or in default with respect to, any applicable law, statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, including any federal state or local law regarding or relating to trespass or violations of privacy rights, which violation or default could reasonably be expected to have a Material Adverse Effect on the Foresight Club Business following consummation of the Asset Purchase and Sale and the other transactions contemplated in this Agreement.

2.9.2  Legal Proceedings.  Except as set forth in Section 2.9.2 of Seller’s Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of the knowledge of Seller, threatened, and there are no claims (including unasserted claims of which Seller is aware) against or relating to Seller or the Subject Assets or the Foresight Club Business.  There is no legal, administrative or other governmental proceeding or investigation pending or, to the best of the knowledge of Seller, threatened against Seller, any of its directors or officers, as such, that relates to the Asset Purchase and Sale or any of the transactions contemplated by this Agreement.  None of the items listed in Section 2.9.2 of Seller’s Disclosure Schedule could reasonably be expected to have a Material Adverse Effect on the Foresight Club Business following consummation of the Asset Purchase and Sale and the other transactions contemplated in this Agreement. Seller has not been a defendant (either originally, by counter-claim or impleading) in any legal proceedings that have either been filed in the past three (3) fiscal years or are currently pending (all as set forth in Section 2.9.2 of Seller’s Disclosure Schedule).  Except as set forth in Section 2.9.2 of Seller’s Disclosure Schedule, none of the legal proceedings set forth in Section 2.9.2 of Seller’s Disclosure Schedule has had or, to the best of the knowledge of Seller, will have a Material Adverse Effect on the Foresight Club Business following Closing.

2.10  Brokers.  No broker, finder or investment advisor acted, directly or indirectly, as such for Seller in connection with the Asset Purchase and Sale or this Agreement, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of Seller.

2.11  Contracts; etc.  Set forth on Section 2.11 of Seller’s Disclosure Schedule is a complete and correct list of each of the agreements, leases and other instruments, both oral and written, to which Seller is a party that relates to and is associated with the conduct of the Foresight Club Business or by which any of the Subject Assets are subject or bound including without limitation the following:

(i)  each service or other similar type of agreement under which services are provided by any other Person to Seller in connection or association with the conduct of the Foresight Club Business and that is material to the Foresight Club Business taken as a whole;

(ii)  each agreement that restricts the operation of the conduct of the Foresight Club Business or the ability of Seller to solicit customers or employees;

(iii)  each operating lease (as lessor, lessee, sublessor or sublessee) of any real or tangible personal property or assets that relates to or is associated with the conduct of the Foresight Club Business that is material to conduct of the Foresight Club Business;

(iv)  each agreement under which services are provided by Seller to any material customer in the conduct of the Foresight Club Business;

(v)  each partnership, joint venture or similar agreement associated with or related to the conduct of the Foresight Club Business;

(vi) each agreement providing for accelerated or special payments as a result of consummation of the Asset Purchase and Sale and the other transactions contemplated by this Agreement.

A complete and correct copy of each written agreement, lease or other type of document, and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to subparagraphs (i) through (vi) of this Section 2.11 has been previously delivered to Buyer.  Furthermore, each agreement, lease or other type of document required to be disclosed pursuant to this Section 2.11 to which Seller is a party or by which Seller or the Subject Assets are bound (collectively, the “Seller’s Contracts”), except those Seller’s Contracts the loss of which could reasonably be expected to not have a Material Adverse Effect on the Foresight Club Business, is and will continue to be following consummation of the Asset Purchase and Sale valid, binding and in full force and effect and enforceable by Seller and Buyer following consummation of the Asset Purchase and Sale in accordance with its terms.  Seller is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of Seller’s Contracts, and, to the best of the knowledge of Seller, no other party to any of the Seller’s Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Seller’s Contracts, where such breach or default could reasonably be expected to have a Material Adverse Effect on the conduct of the Foresight Club Business following consummation of the Asset Purchase and Sale.  Seller has neither received notice, written or oral, of or any threatened termination by any third party to any of the Seller’s Contracts nor become aware of any intention of a third party to any Seller’s Contracts not to renew or, if currently being rebid, re-award any of Seller’s Contracts.

2.12 Permits, Authorizations, etc.  Section 2.12 of Seller’s Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, certificate, order or other permit necessary to enable Seller to own, operate and lease the Foresight Club Business and to provide services, products and otherwise conduct the Foresight Club Business as presently provided, sold and conducted (collectively, the “Seller’s Permits”) or required to permit the continued conduct of the Foresight Club Business by Buyer following consummation of the Asset Purchase and Sale in the manner conducted on the Closing Date (indicating in each case whether or not the consent of any Person is required for the consummation of the Asset Purchase and Sale and other transactions contemplated by this Agreement).

2.13  Books and Records.  All accounts, books, ledgers and official and other records prepared and kept by Seller with respect to the Foresight Club Business have been kept and completed properly in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.  Such records of Seller are located at the offices of Seller in Grand Prairie, Texas.

2.14  Customers; Customer Relationships.  To the knowledge of Seller, there are no facts or circumstances that are likely to result in the loss of any of the ten largest clients or customers of Seller or a material change in the relationship of Seller with any such client or customer following consummation of the Asset Purchase and Sale and the other transactions contemplated by this Agreement.

2.15  Tax Returns; Tax Payments.  Seller represents that, other than as disclosed in Section 2.15 of the Seller’s Disclosure Schedule, Seller has timely filed all United States federal income Tax Returns and all other material tax returns required to be filed by it.  All such tax returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Seller Financial Statements).  Seller has timely paid and discharged all taxes due in connection with or with respect to the periods or transactions covered by such tax returns and has paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other taxes that would be due if asserted by a taxing authority, except with respect to which Seller is maintaining reserves unless the failure to do so could not have a Material Adverse Effect.

2.16  Accuracy of Representations, Warranties and Covenants.  No representation, covenant or warranty by Seller in this Agreement and, to the actual acknowledge of Seller, no written information, agreements or documents furnished to Buyer by Seller in connection with the Asset Purchase and Sale and the other transactions contemplated by this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statement or information contained in this Agreement or in any such information, agreements or documents, in light of the circumstances under which statement or omission was made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
BUYER

Buyer represents and warrants to Seller that the representations, warranties, statements made in this Article III are true and correct as of the date of this Agreement and will be true and correct at Closing, except as specifically set forth in the schedules delivered by Buyer to Seller (the “Buyer’s Disclosure Schedule”); provided, however, that any disclosure made with reference to one or more sections of the Buyer’s Disclosure Schedule shall be deemed disclosed with respect to each other Section of this Agreement as to which such disclosure is relevant provided that such relevance is reasonably apparent.  Disclosure of any matter in the Buyer’s Disclosure Schedule shall not be deemed an admission that such matter is material.  Buyer represents and warrants to Seller, as of the date of this Agreement and at Closing, as follows:

3.1  Corporate Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted.  Buyer is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions in which the location of the property and assets owned, operated or leased by Buyer or the nature of the business conducted by Buyer makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2  Authorization; Execution and Delivery.  Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with this Agreement.

3.3  Governmental Approvals and Filings.  No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (i) to permit Buyer to consummate the Asset Purchase and Sale or perform its obligations under this Agreement or (ii) to enable Buyer to own, operate and lease their properties and assets as and where such properties and assets are owned, leased or operated and to provide its services or carry on its business, or to prevent any material loss or disadvantage to Buyer’s business, by reason of the Asset Purchase and Sale, except as set forth in Section 3.3 of the Buyer’s Disclosure Schedule.

3.4  No Conflict.  Subject to compliance with any Governmental Licenses described in Section 3.4 of the Buyer’s Disclosure Schedule and obtaining the Private Consents, neither the execution, delivery and performance of this Agreement by Buyer, nor the consummation by Buyer of the Asset Purchase and Sale and other transactions contemplated by this Agreement, will (i) conflict with, or result in a breach or violation of, any provision of the Certificate or Articles of Incorporation (or similar organizational document) or Bylaws of Buyer; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration or performance, under (whether or not after the giving of notice or lapse of time or both) any encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which Buyer or any of their respective properties or assets is subject; (iii) give rise to a declaration or imposition of any encumbrance upon any of the properties or assets of Buyer; or (iv) impair Buyer’s business or adversely affect any Governmental License necessary to enable Buyer to carry on their business as presently conducted, except, in the cases of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

3.5  Brokers.  Except as set forth in Section 3.5 of the Buyer’s Disclosure Schedule, no broker, finder or investment advisor acted directly or indirectly as such for Buyer or any affiliate or shareholder of Buyer in connection with this Agreement or the Asset Purchase and Sale, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of Buyer or any shareholder of Buyer.

3.6 Accuracy of Representations, Warranties and Covenants.  No representation, covenant or warranty by Buyer in this Agreement and, to the actual acknowledge of Buyer, no written information, agreements or documents furnished to Seller by Buyer in connection with the Asset Purchase and Sale and the other transactions contemplated in this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statement or information contained in this Agreement or in any such information, agreements or documents, in light of the circumstances under which statement or omission was made, not misleading.

3.7  Financial Statements; Absence of Undisclosed Liabilities; Receivables.  Buyer has previously delivered to Seller complete and correct copies of the following: the statement of income and balance sheet of Buyer at October 31, 2005 (the “Buyer’s Financial Statement Date”), all of which fairly present in all material respects the financial condition of Buyer at the Buyer’s Financial Statement Date (the “Buyer Financial Statements”).  The statement of income representing in part Buyer’s financial statements does not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified in the statements of income and related notes.  Except as and to the extent reflected or reserved against on the Buyer Financial Statemetns, and except for liabilities which will not have a Material Adverse Effect, Buyer did not have, as of the Buyer’s Financial Statement Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on the Buyer’s Financial Statements, as prepared.

3.8  Tax Returns; Tax Payments.  Buyer represents that, other than as disclosed in Section 3.8 of the Buyer’s Disclosure Schedule, Buyer has timely filed all United States federal income Tax Returns and all other material tax returns required to be filed by it.  All such tax returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Buyer’s Financial Statements).  Buyer has timely paid and discharged all taxes due in connection with or with respect to the periods or transactions covered by such tax returns and has paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other taxes that would be due if asserted by a taxing authority, except with respect to which Buyer is maintaining reserves unless the failure to do so could not have a Material Adverse Effect.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1  Seller’s Shareholder Approval.  By execution of this Agreement Precis hereby approves the Asset Purchase and Sale and the other transactions contemplated in this Agreement in all respects.

4.2 Indemnifications by Seller. Subject to the provisions of this Article IV, Seller and Precis each agrees to indemnify fully in respect of, hold harmless and defend Buyer and its officers, directors and employees against any and all damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, losses, including taxes, expenses (including interest, penalties, and fees and disbursements of attorneys, accountants and experts) (“Loss” or “Losses”) incurred or suffered by any of them arising out of, attributable to, or relating to (i) any misrepresentation or breach of warranty on the part of Seller under this Agreement, (ii) any nonfulfillment or failure to perform any covenant or agreement on the part of Seller under this Agreement, (iii) any event, action, or condition occurring or arising before the Closing, and (iv) resulting from Seller’s relationship with Assurant, Inc.

4.3 Indemnifications by Buyer.  Subject to the provisions of this Article IV, Buyer agrees to indemnify fully in respect of, hold harmless and defend Seller, Parent and their, officers, directors and employees against, (a) any and all Losses arising out of, attributable to, or relating to (i) any misrepresentation, or breach of warranty on the part of Buyer under this Agreement, or (ii) nonfulfillment or failure to perform any covenant or agreement on the part of Buyer under this Agreement, or (b) related and attributable to, or asserted against any of Seller with respect to any event or condition occurring or arising after the Closing upon which the Losses are the based.

4.4  Limitation of Liability for Certain Misrepresentations or Breaches.

4.4.1 Seller’s Liability Limitation.  Seller and Precis shall not be liable under this Agreement for any misrepresentation or breach of warranty, or breach of any covenant to be performed at or prior to Closing, except to the extent that the aggregate amount of Losses for which Seller would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $25,000 and then only to the extent of such excess; provided, however, that in no event shall Seller or Precis or their Affiliates, officers, directors or employees be liable for any such misrepresentation or such breach for an aggregate amount in excess of $500,000.

4.4.2 Buyer Liability Limitation.  Buyer shall not be liable under this Agreement for any misrepresentation or breach of warranty except to the extent that the aggregate amount of Losses for which it would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $25,000 and then only to the extent of such excess; provided, however, that in no event shall Buyer and their Affiliates, officers, directors and employees be liable for any such misrepresentation or breach for an aggregate amount in excess of $500,000.

4.5  Method of Asserting Claims, Etc.  The Person claiming indemnification under Section 4.2 or 4.3 hereinafter shall be referred to as the “Indemnified Party” and the Person against whom such claims is asserted under this Agreement shall be referred to as the “Indemnifying Party.”  All claims for indemnification by any Indemnified Party under this Article IV shall be asserted and conducted as follows:

4.5.1  Notification; Defense.  In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party under this Agreement is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount of such claim or demand to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand (the “Claim Notice”).  The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability under this Agreement unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand.  The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that Indemnified Party deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion.  In the event the Indemnified Party desires to participate in, but not control, any such defense or settlement by the Indemnifying Party, the Indemnified Party may do so at its sole cost and expense.  If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand that the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party claim or demand, or any cross-complaint against any Person.  No claim for which indemnity is sought hereunder may be settled without the consent of the Indemnifying Party, which consent may not be unreasonably withheld.

4.5.2  Counterclaim Notification.  In the event any Indemnified Party shall have a claim against any Indemnifying Party under this Agreement that does not involve a claim or demand being asserted against or sought to be collected from such Indemnified Party by a Person, the Indemnified Party shall give a Claim Notice with respect to such claim to the Indemnifying Party.

4.5.3  Access to Books and Records.  To the extent that either party may claim indemnity against the other party under this Agreement, the Indemnifying Party agrees to give the Indemnified Party access to the books, records and employees of the Indemnifying Party in connection with the matters for which indemnification is sought under this Agreement, to the extent the Indemnifying Party reasonably deems necessary in connection with its rights and obligations under this Agreement.

4.5  Maintenance of Records.  Buyer shall maintain and keep secure all records of the Foresight Club Business delivered to Buyer by Seller as a result of the Closing of the Asset Purchase and Sale for a minimum of seven (7) years from the date of the Closing.

4.6  Agreement to Enforce Non-Disclosure Agreement.  ..  Seller and Precis each agree to use commercially reasonable best efforts to enforce available remedies against any third party that materially violates a non-disclosure agreement related to the Subject Assets entered into by such third party and Seller or Precis.  Such efforts will include cooperating with attorneys designated by Buyer in formal or informal proceedings to enforce such remedies; provided that in no event will out-of-pocket costs of Seller or Precis in such efforts exceed $5,000 in the aggregate.  Seller may request reasonable documentation of any purported violation of a non-disclosure agreement that is subject to this provision.  Such documentation may include, without limitation, a sworn affidavit of an existing client of Seller setting forth facts that describe a violation of the non-disclosure agreement.

4.7  Notification of Certain Matters.  Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of

(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate or

(ii) any failure of Seller or Buyer, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 4.7 shall not limit or otherwise affect the remedies available to the Party receiving such notice; and provided further, that failure to give such notice shall not be treated as a breach of covenant of this Agreement, unless the failure to give such notice results in material prejudice to the other Party.

4.8  Further Action.  Upon the terms and subject to the conditions hereof, each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Asset Purchase and Sale and other transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent or subsequent to its obligations under this Agreement.

4.9  Public Announcements.  Buyer and Seller shall consult with each other before issuing any press release with respect to the Asset Purchase and Sale or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used all reasonable efforts to consult with the other Party.

4.10  Conveyance Taxes.  Buyer and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (other than income taxes) that become payable in connection with the Asset Purchase and Sale and other transactions contemplated by this Agreement that are required or permitted to be filed on or after the Closing and Seller shall be responsible for the payment of all such taxes and fees.

4.11  Non-Competition.

4.11.1 Engaging in Competitive Activities and Solicitations.  In order to induce Buyer to enter into this Agreement, Precis and Seller each covenants and agrees that from the Closing until January 1, 2009, it shall not:

(i) directly or indirectly solicit, canvass or otherwise contact or accept any business or transaction from any present or former clients and customers of Buyer, or any present or former client or customer of the Foresight Club Business or take any action that shall cause the termination or curtailment of the business relationship between Buyer and any of its present or former clients and customers or any client or customer of the Foresight Club Business that becomes a client or customer of Buyer as a result of the closing of the Asset Purchase and Sale,

(ii) directly or indirectly, without the prior written consent of Buyer, solicit, entice, raid, persuade or induce any individual who at of the date of this Agreement is, or at any time during such period shall be, an employee of Buyer to terminate or refrain from renewing or extending his or her employment with Buyer.

(iii) engage in a business that has its chief source of revenue, the marketing and sale of club benefit products to rent-to-own stores.

These covenants and agreements are included in this Agreement to protect the value of the Foresight Club Business and the Subject Assets acquired by Buyer pursuant to this Agreement and to assure that Buyer shall have the full benefit of the value of the Foresight Club Business and the Subject Assets.

4.11.2 Judicially Imposed Limitations.  If any part of the restrictions as to time, geographical area, or scope of activity set forth in Section 4.11.1 shall, for any reason whatsoever, be found by a court of competent jurisdiction to be unreasonable or impose a greater restraint than is necessary to protect the goodwill or other business interest acquired by Buyer pursuant to this Agreement, such court shall reform the covenant and agreement set forth in Section 4.14.1 to cause the restrictions to be reasonable and to impose restrictions that are no greater than necessary to protect the goodwill or other business interest of Buyer acquired pursuant to this Agreement and enforce the covenant and agreement as reformed, except the court may not award Buyer damages for a breach of the covenant and agreement before its reformation and the relief granted to Buyer shall be limited to injunctive relief.

4.11.3 Extension of Restrictive Period.  If the Seller shall be in violation of the aforementioned restrictive covenant in this Section 4.11.1, then in addition to the other remedies available to Buyer, the time limitation of Section 4.11.1 shall be extended for a period of time equal to the period of time during which such violation occurred.

4.11.4 Allocation of Asset Purchase Price.  Seller and Buyer agree that (i) $10,000 of the Asset Purchase Price shall be allocable to the restrictive covenants and agreements as set forth in this Section 4.14, (ii) $10,000 of the Asset of Asset Purchase Price shall be allocated to the purchase of software included in the Subject Assets, and (iii) the balance of the Asset Purchase Price shall be allocated to the purchase of the remainder of the Subject Assets, including Seller’s rights under its customer agreements.

4.11.5 Waiver of Restrictions.  The terms and provisions of this Section 4.11 are for the benefit of Buyer and may be waived in whole or in part by Buyer.

4.11.6  Injunctive Relief.  Seller acknowledges that Buyer would be irreparable damaged and that money damages and any other remedy available at law would be inadequate to redress or remedy any loss in the event that the provisions of this Section 4.11 were not fully performed in accordance with its specific terms or are otherwise breached, and Seller, therefore, agrees that Buyer and its assigns, in addition to recovering any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section 4.11 by injunction or specific performance and may obtain may other appropriate remedy available in equity, and Seller hereby waives its right to assert and hereby agrees that it will not assert in defense against such equitable claims that an adequate legal remedy is or may be available.

4.12  Additional Post-Closing Performances of Buyer.  After Closing, Buyer shall

(i) pay any and all of its costs and expenses incurred in connection with this Agreement and the transactions contemplated in this Agreement, including without limitation fees and expenses of counsel, irrespective of when incurred, and

(ii) pay, in accordance with Section 4.14.2, any and all costs and expenses of litigation as a non- prevailing party, and

(iii) if not paid at Closing, pay any and all commissions, fees and other compensation payable to any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Buyer with respect to the transactions contemplated in this Agreement, or any other possible transaction involving the sale, transfer, assignment, conveyance or other disposition of the Subject Assets, or any other acquisition transaction.

(iv) purchase from Seller, Seller’s existing inventory of collateral and fulfillment material for programs sold by Buyer that are similar to or identical to the programs to which such material relates, to the extent such material is desired by Buyer to fill the needs of Buyer’s clients; the price for such material shall be the lower of (i) Seller’s actual cost in obtaining such material or (ii) the price that Buyer can evidence it would pay to obtain such material.

4.13 Additional Post-Closing Performances of Seller.

(i) If not paid at Closing, Seller shall pay any and all of its and Precis’ costs and expenses incurred in connection with this Agreement and the transactions contemplated in this Agreement, including without limitation fees and expenses of counsel, irrespective of when incurred, and

(ii) Seller shall pay in accordance with Section 4.14.2, any and all costs and expenses of litigation as a non- prevailing party.

(iii) Seller shall operate the Foresight Club Business in the ordinary course of business, on behalf of and to the extent reasonably requested by Buyer, through December 31, 2005; Seller shall provide a statement of operations of Foresight Club Business activity for the period from December 1, 2005 through December 31, 2005, as may be reasonably requested by Buyer and shall also provide access to any data for such period as may be reasonably requested by Buyer.

4.14  Fees and Expenses.

4.14.1 Each Party to Bear Own Expenses.  Except as otherwise provided in this Section 4.14, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, including without limitation the costs and expenses attributable to the preparation of audited and unaudited financial statements of Buyer on the one hand and Seller on the other hand.

4.14.2 Litigation Expenses. In the event any Party shall be required to employ an attorney or attorneys to institute a legal proceeding against the other Party or Parties for the purpose of enforcing any of the provisions of this Agreement or protecting its interest in any matter arising under this Agreement, the Party may seek any and all available remedies under applicable law.  Furthermore, the non-prevailing party in any such action pursued in courts of competent jurisdiction (the finality of which is not legally contestable) shall pay to the “prevailing party” all reasonable costs, damages and expenses, including attorneys’ fees, expended or incurred in connection with such proceeding.  The standard to be applied in determining a Party is a prevailing party for purposes of this Section 4.14.2 shall be the same standard as applied by the courts in determining who is a prevailing party for purposes of [Rule 54(d)] of the Federal Rules of Civil Procedure.

ARTICLE V

GENERAL PROVISIONS

5.1  Effectiveness of Representations, Warranties and Agreements.  Each representation, warranty, covenant or agreement given or made by Seller or Buyer under this Agreement (including Seller’s Disclosure Schedule and the Buyer’s Disclosure Schedule) shall survive the Closing, regardless of any investigation made by or on behalf of any other Party, any Person controlling any such Party or any of its officers, directors or representatives, whether prior to or after the execution of this Agreement.  Provided, however, the rights of the Parties to initiate any legal proceeding for breach of any such representation, warranty, covenant or agreement shall survive only until the close of business on December 31, 2009.  Notwithstanding the foregoing, the rights to initiate any action for breach of any provision of Articles I and IV shall survive for the period of the applicable statute of limitations (including any extensions thereof).  (we request that the date be moved to coincide with the non-competition date)

5.2  Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified below (or at such other address, facsimile or telephone number or other Person’s attention for a party as shall be specified by like notice):

(a)                                  If to Buyer:

Benefit Marketing Solutions, LLC

Attn:  President

900 36th Avenue N.W.

Suite 105

Norman, OK 73072

Facsimile No.:  405-579-0534

Telephone No.:  405-579-8525

Attention:  President

With a copy to:

(b)                                 If to Seller or Parent:

President

Precis, Inc.

2040 North Highway 360

Grand Prairie, Texas 75050

Facsimile No.:  (972) 343-2070

Telephone No.:  (972) 343-6500

With a copy to:

Eliseo Ruiz, III, General Counsel

Precis, Inc.

2040 North Highway 360

Grand Prairie, Texas 75050

Facsimile No.:  (972) 343-2070

Telephone No.:  (972) 343-6500

5.3  Certain Definitions.  For purposes of this Agreement, other than Sections 2.10 and 3.14, the term:

(i)                                     “Affiliates” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

(ii)                                  “Business Day” means any day other than a day on which banks in Texas are required or authorized to be closed;

(iii)                               “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(iv)                              “Encumbrance” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of- way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real or personal, tangible or intangible, property.

(v)                                 “Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of (i) Buyer and its subsidiaries or (ii) Seller in its employment, deployment, utilization, ownership, and operation of the Subject Assets and the Foresight Club Business, respectively, in each case taken as a whole.

(vi)                              “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or “group” (as defined in Section 13(d)(3) of the Exchange Act); and

(vii)                           “Subsidiary” or “Subsidiaries” of Seller, Buyer or any other Person means any corporation, partnership, limited liability company, or other legal entity of which Seller, Buyer or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 10% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(viii)                        “Tax” or “Taxes” shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

5.4  Amendment.  This Agreement may be amended by Seller or Buyer at any time by an instrument in writing signed by the Parties.

5.5  Waiver.  Any Party may with respect to any other Party

(i) extend the time for the performance of any of the obligations or other acts,

(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or

(iii) waive compliance with any of the agreements or conditions contained in this Agreement.

Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.  For purposes of this Agreement, time shall be of the essence.

5.6  Headings; Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement

(i) words denoting the singular include the plural and vice versa,

(ii) “it” or “its” or words denoting any gender include all genders,

(iii) the word “including” shall mean “including without limitation,” whether or not expressed,

(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided,

(v) any reference in this Agreement to a subparagraph, a subsection, a Section, an Article, a Schedule or an Appendix or Exhibit refers to a subparagraph, a subsection, a Section or an Article of or a Schedule or an Appendix or Exhibit to this Agreement, unless otherwise specifically stated,

(vi) when calculating the period of time within or following which any act is to be done or steps taken, the date that is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day that is a Business Day and

(vii) any reference to a Party’s “best efforts” or “reasonable efforts” shall not include any obligation of such Party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such Party or its Affiliates of any condition reasonably considered by such Party to be materially burdensome to such Party or its Affiliates.

5.7  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Except as otherwise specifically provided in this Agreement, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

5.8  Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

5.9  Assignment.  This Agreement shall not be assigned by any party to this Agreement without the prior written consent of each of the parties.  Any purported assignment without such consent shall be void and have no effect.

5.10  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, by way of subrogation, other than Section 4.3 or 4.4 (that is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

5.11 Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any Party in the exercise of any right under this Agreement shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained in this Agreement, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.12  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas applicable to contracts executed and fully performed within the State of Texas.

5.13  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.14  WAIVER OF JURY TRIAL.  PARENT, SELLER AND BUYER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

5.15  Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of Texas, County of Dallas, the United States District Court for the Northern District of Texas, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on the date below by their respective officers thereunto duly authorized, to be effective as of December 1, 2005.

“Buyer”	Benefit Marketing Solutions, LLC

By:

Managing Member

By:

Date: December 8, 2005

“Seller”	Foresight, Inc.

By:
Frank Apodaca, President

Date: December 8, 2005

“Precis”	Precis, Inc.

By:
Frank Apodaca, President

Date: December 8, 2005